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                                                                   EXHIBIT 10.01


                             AMENDMENT NO. 1 TO THE
                                RIGHTS AGREEMENT

         This Amendment No. 1 to the Rights Agreement, dated as of May 3, 2004, is made by and between Martin Marietta Materials, Inc., a North Carolina corporation (the "Company"), and Wachovia Bank, N.A. (as successor to First Union National Bank of North Carolina), a North Carolina corporation (the "Rights Agent"), and amends the Rights Agreement, dated as of October 21, 1996, between the Company and the Rights Agent (the "Rights Agreement").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has determined that an Amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the Rights Agent desire to evidence such amendment in writing; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, this Amendment may be entered into by the Company and the Rights Agent without the approval of any holder of the Rights or of the Common Stock.

         NOW, THEREFORE, the Company and the Rights Agent agree as follows:

         1. Amendment to Definition of "Beneficial Owner". The last sentence of the definition of "Beneficial Owner" in Section 1(f) of the Rights Agreement is hereby amended and restated in its entirety as follows.

                  "Notwithstanding anything in this definition of Beneficial Owner to the contrary, a Person who is a director or officer of the Company or who is an Affiliate or Associate of a director or officer of the Company (each, an "Excluded Person") shall not be deemed to "beneficially own" shares of Common Stock held by another Excluded Person solely by reason of any agreement, arrangement or understanding, written or otherwise, entered into in opposition to a transaction that, at the time such agreement, arrangement or understanding was entered into, has not been approved or recommended by the Board of Directors to the stockholders of the Company."

         2. Deletion of Definition of "Continuing Director". The definition of "Continuing Director" in Section 1(l) of the Rights Agreement is hereby deleted from the Rights Agreement.

         3. Amendment to Section 3(a). The second sentence of Section 3(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "The Board of Directors of the Company may defer the date set forth in either clause (i) or (ii) of the preceding sentence to a specified later date or to an unspecified later date, each to be determined by action of a majority of the Board of Directors of the Company."

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         4. Amendment to Section 4(b)(iii)(B). Section 4(b)(iii)(B) of the
Rights Agreement is hereby amended by replacing "Continuing Directors" with "Board of Directors".

         5. Amendment to Section 7(e)(iii)(B). Section 7(e)(iii)(B) of the Rights Agreement is hereby amended by replacing "Continuing Directors" with "Board of Directors".

         6. Amendment to Section 11(a)(iii). The first sentence of Section 11(a)(iii) of the Rights Agreement, is hereby amended and restated in its entirety as follows:

                  "In the event that the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of a majority of the Board of Directors, shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread."

         7. Amendment to Section 23(a). The first sentence of Section 23(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "The Company may, by a resolution adopted by a majority of the Board of Directors, at its option, at any time prior to the earlier of
         (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction


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         occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price")."

         8. Amendments to Section 27. The first and second sentences of Section 27 of the Rights Agreement are hereby amended and restated in their entirety as follows:

                  "Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may by resolution of a majority of the Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may by resolution of a majority of the Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which, in the case of this clause (iv), shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights."

         9. Amendments to Section 29. Section 29 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause
         (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights."

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         10. Amendments to Section 31. Section 31 of the Rights Agreement is
hereby amended and restated in its entirety as follows:

                  "If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors."

         11. Miscellaneous.

         (a) Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings assigned to them in the Rights Agreement.

         (b) Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Agreement.

         (c) This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

         (d) Except as expressly provided herein, the Rights Agreement is not being amended, modified or supplemented in any respect, and it remains in full force and effect.

         (e) This Amendment shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         (f) This Amendment shall be deemed effective as of the date first written above, as if executed on such date.




                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties have caused this Amendment to the
Rights Agreement to be duly executed as of the day and year first written above.


                                            MARTIN MARIETTA MATERIALS, INC.


                                            By: /s/ Roselyn R. Bar
                                                --------------------------------
                                                Name:  Roselyn R. Bar
                                                Title: Vice President, General
                                                       Counsel and Corporate
                                                       Secretary


                                            WACHOVIA BANK, N.A. (AS SUCCESSOR TO
                                            FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA)


                                            By: /s/ Patrick J. Edwards
                                                --------------------------------
                                                Name:  Patrick J. Edwards
                                                Title: Vice President









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